EXHIBIT 10.2
                                    AGREEMENT

         AGREEMENT (this "Agreement"), dated as of February 4, 2004 is made by and between New York Regional Rail Corporation, a Delaware corporation, with offices located at 4302 First Avenue, Brooklyn, New York 11232 (the "Company") and John Marsala, an individual having an address at 215 East 68th Street, New York, NY 10021 ("Marsala").

                               W I T N E S S E T H


         WHEREAS, Marsala is the holder of 440,000 shares of the Company's Series C Preferred Stock (the "Shares"); and

         WHEREAS, as a condition of Marsala waiving certain rights pursuant to the Series C Preferred Stock and certain actions by Marsala in connection with the Investment Agreement dated February 4, 2004 by and between the Company and Transit Rail LLC ("Investor") , the Company and Marsala desire to among other things modify and clarify Marsala's rights with respect to the Shares.

                  NOW, THEREFORE, in consideration of the above premises and the mutual promises set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


         1. ADDITIONAL SHARES; ADJUSTMENT PROVISIONS.

         The Company and Marsala each acknowledge that (i) pursuant to Section 8(b) of the Certificate of Designation, Preferences and Rights of the Series C Preferred Stock of the Company (the "Certificate") that as of January 2, 2004 Marsala is entitled to be issued 20,336,726 Additional Shares, as such term is defined in the Certificate and (ii) pursuant to paragraph 8(d) of the Certificate that the Fixed Conversion Price, as defined in the Certificate, is subject to adjustment in connection with the transactions contemplated by the Investment Agreement. Marsala hereby waives (i) the right to (A) such 20,336,726 Additional Shares, (B) any Additional Shares issuable after January 2, 2004, with respect to 60,000 shares of Series C Preferred Stock and the accrued dividends thereon which have been converted into shares of common stock by Marsala , (C) any Additional Shares issuable with respect to the 20,336, 726 Additional Shares issuable prior to January 2, 2004 and (D) any Additional Shares issuable with respect to the 2,050,887 Additional Shares issued as of December 31, 2003 and (ii) the adjustment of the Fixed Conversion Price solely in connection with the shares of Series D Preferred Stock issuable to the Investor pursuant to the Investment Agreement; PROVIDED THAT (x) there is no breach of (A) the Investment Agreement by the Investor, (B) the Tri-Party Agreement of even date herewith among the Company, the Investor and Marsala by the Investor or (C) this Agreement and (y) the Company amends the Company's Certificate of Incorporation within 120 days of the date hereof such that the Company has a sufficient number of authorized shares of common stock with respect to all outstanding options, warrants and conversion rights (other than the Additional Shares).

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         2. RELEASE.

         The Company agrees to obtain the release of Marsala with respect to (i) the lease agreement with EAB-MHT loan no.9902602-002, and (ii) the lease agreement with All-Points Capital in the original amount of 99,494.00.

         3. ADJUSTMENTS; EXERCISE OF WARRANT.

         The Company hereby acknowledges to Marsala that in connection with the warrants to purchase 1,868,096 shares of common stock of the Company issued in connection with Marsala's conversion of 60,000 shares of Series C Preferred Stock in accordance with Section 8(e) of the Certificate that the exercise price is not subject to an upward adjustment and that the number of shares of common stock issuable is not subject to a downward adjustment in the event of a reverse stock split of the shares of the Company's common stock. The Company also acknowledges to Marsala that pursuant to Section 8(e) of the Certificate and in accordance herewith that Marsala is entitled to warrants in connection with accrued dividends on the Series C Preferred Stock and that as of December 31, 2003 the number of warrants issuable to Marsala for such accrued dividends is equal to 4,830,576 and that such warrants shall be issuable to Marsala for any accrued and unpaid dividends on the terms set forth in Section 8(e) of the Certificate for any dividends accruing after December 31, 2003. The Company also hereby acknowledges that the warrants issuable pursuant to the Certificate and pursuant hereto shall be exercisable for a period of 90 days following the effectiveness of a registration statement covering the resale of the shares of common stock underlying the warrants. Notwithstanding the foregoing each of the parties hereto acknowledge that in the event of a reverse stock split after the date hereof: (i) the Fixed Conversion Price, as defined in Section 8(c) of the Certificate is subject to adjustment and (ii) as a result (A) the Fixed Conversion Price shall be proportionately increased, and thereby the number of shares of common stock shall be proportionately reduced, (B) the number of warrants issuable to Marsala shall equal the number of shares of common stock issuable to Marsala and (C) the exercise price of the warrants shall be equal $0.12 per share.

         4. INDEMNITY.

         The Company shall indemnify and hold harmless Marsala from and against any losses, claims, damages, judgments, assessments, costs and other liabilities in connection with the action entitled (i) Arline Crawford, Robert R. Crawford, and Citrus Springs Trust, plaintiffs, against the Company and Marsala, defendants and (ii) the Company, New Rail Holding, plaintiffs against Robert Bruce Crawford, Citrus Springs Trust, Douglas Crawford,Laura Crawford, defendants, or any related action (collectively, "Liabilities"), and will reimburse Marsala for all fees and expenses (including the reasonable fees and expenses of counsel) (collectively, "Expenses") as they are incurred in investigating, preparing, pursuing or defending any claim, action, proceeding or investigation in connection therewith; provided that the Company will not be responsible for any Liabilities or Expenses of Marsala that are determined by a judgment of a court of competent jurisdiction, which judgment is no longer subject to appeal or further review, to have resulted

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from Marsala's gross negligence or willful misconduct. The Company shall also reimburse Marsala for all Expenses as they are incurred in connection with enforcing Marsala's rights under this Agreement. Marsala shall reasonably cooperate with the defense of any of the Liabilities. Upon receipt by Marsala of actual notice of any other action against Marsala with respect to which indemnity may be sought under this Agreement, Marsala shall promptly notify the Company in writing; provided that failure to so notify the Company shall not relieve the Company from any liability which the Company or any other person may have on account of this indemnity or otherwise, except to the extent the Company shall have been materially prejudiced by such failure. The Company may, upon receipt of notice, assume the defense of any such action including the employment of counsel reasonably satisfactory to Marsala. Marsala shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of Marsala, unless: (i) the Company has failed promptly to assume the defense and employ counsel or (ii) in the written opinion of Marsala's legal counsel a conflict of interest exists with the Company. The Company shall not be liable for any settlement of any action effected without its written consent (which shall not be unreasonably withheld). In addition, the Company will not, without prior written consent of Marsala (which shall not be unreasonably withheld), settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action in respect of which indemnification or contribution may be sought hereunder (whether or not Marsala is a party thereto) unless such settlement, compromise, consent or termination includes an unconditional release of Marsala from all liabilities arising out of such action.

         5. GOVERNING LAW; MISCELLANEOUS.

         (a) GOVERNING LAW. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

         (b) COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have

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been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.
         (c) HEADINGS. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

         (d) SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

         (e) ENTIRE AGREEMENT; AMENDMENTS. This Agreement supersedes all other prior oral or written agreements between Marsala and the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, no party makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by all of the parties hereto, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

         (g) NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally or by air courier or (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party). The addresses and facsimile numbers for such communications shall be:


 IF TO THE COMPANY:                      IF TO MARSALA:
 -----------------                       -------------

 Gordon Kuhn                             215 East 68th Street
 New York Regional Rail Corp.            New York, NY 10021
 4302 First Avenue
 Brooklyn, NY 11232


 WITH A COPY TO:
 --------------

 Marc. G. Rosenberg, Esq.s
 McLaughlin & Stern, LLP
 260 Madison Avenue
 New York, NY 10016

Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.

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         (h) SUCCESSORS AND ASSIGNS. This Agreement may not be assigned by the parties hereto.

         (i) NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         (j) FURTHER ASSURANCES. Except as set forth herein, each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         (k) NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.


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         IN WITNESS WHEREOF, the parties hereto have caused this Investment
Agreement to be duly executed as of the date and year first above written.


                                        NEW YORK REGIONAL RAIL CORPORATION


                                        By: /s/ Wayne Eastman
                                            -----------------
                                            Name:  Wayne Eastman
                                            Title: President



                                            /s/ John Marsala
                                            JOHN MARSALA


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